Exhibit 10.11
OUTPERFORMANCE LONG-TERM INCENTIVE PLAN AGREEMENT
          This Outperformance Long-Term Incentive Plan Agreement (this “Agreement”) is effective as of January 1, 2005, by and between Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), and William H. Schafer (the “Grantee”).
          WHEREAS, the Company desires to incentivize the Grantee to assist in causing the Company to achieve superior financial performance, and the Grantee desires to be so incentivized;
          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
          1. Background; Purpose. The Company maintains the Developers Diversified Realty Corporation Equity-Based Award Plan (as amended, modified or supplemented from time to time, the “Plan”). Among the forms of compensation contemplated by the Plan are grants of common shares and performance awards. This Agreement is adopted in furtherance of the authority to make such grants and provides for grants of common shares (each, an “Award”) to certain senior executives of the Company based on the achievement of certain goals over a specified period of time. The Award shall be subject to the terms and conditions set forth herein and in the Plan and shall be evidenced by this Agreement.
          2. Administration. This Agreement and the Award shall be administered by the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company in accordance with the Plan. In the event of any merger, acquisition, consolidation, reorganization, combination, strategic redirection or other corporate or capitalization change; any material changes in accounting practices, in tax law or interpretation or other applicable law or regulation; or any extraordinary losses, gains or other similar events, the Committee shall make such substitutions or adjustments, if any, as are deemed necessary or equitable in its sole discretion to preserve the intent of the Plan and to avoid any unintended windfalls or hardships with respect to the number or valuation of Award Shares (as hereinafter defined). Without limiting the generality of the foregoing, if no Metric is achieved in total during the Measurement Period, but after the Measurement Date the Committee determines in its sole discretion that any or all of the Metrics have been substantially achieved during the Measurement Period, then the Committee shall have the discretion to award to the Grantee an Award (in such form as the Committee in its sole discretion shall determine) equal to 25% of the Award Value that would have been awarded had all Metrics been achieved in total.
          3. Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:
          “Award Shares” shall mean the Common Shares issued by the Company in payment of the Award.

          “Award Value” shall mean the sum of (i) the FFO Award Value and (ii) the value, calculated as of the Valuation Date, of the Equity Appreciation Shares.
          “Cause” shall mean (i) the Grantee’s fraud, commission of a felony or an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Grantee’s willful and repeated failure to perform his duties as an employee of the Company, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Grantee; or (ii) the Grantee’s material breach of any provision of this Agreement, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee.
          “Change in Control” shall mean the occurrence of any of the following: (i) the business day immediately preceding the day on which a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company is scheduled to occur; provided, however, that prior to such business day (A) the shareholders of the Company shall have approved such consolidation, merger, sale, liquidation or dissolution and (B) there shall not exist on such business day any fact or circumstance that shall make it reasonably unlikely that such closing shall not occur as scheduled; or (ii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) becomes the beneficial owner of securities of the Company representing 51% or more of the voting power of the Company’s outstanding securities; or (iii) during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Common Share” shall mean a common share, without par value, of the Company.
          “Disabled” shall be the Grantee’s permanent disability and deemed to have occurred after one hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, the Grantee, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties as an employee of the Company. The date of disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Grantee, after receipt of notice of the Grantee’s disability from the other, dispute that the Grantee’s permanent disability shall have occurred, the Grantee shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Cleveland, Ohio area and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Grantee is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred.
          “Effective Date” shall mean January 1, 2005.
          “Equity Appreciation” shall mean the increase in price of a Common Share during the Measurement Period.
          “Equity Appreciation Metrics” shall mean the performance criteria designated as such set forth on Schedule A attached hereto.
          “Equity Appreciation Shares” shall mean (i) if both of the Equity Appreciation Metrics are achieved by the Company, 12,850 Common Shares, (ii) if one of the Equity Appreciation Metrics is achieved by the Company, 8,000 Common Shares, and (iii) if none of the Equity Appreciation Metrics is achieved by the Company, no Common Shares; provided, however, that if the number of Equity Appreciation Shares shall be determined pursuant to clause (i) and the value, calculated as of the Valuation Date, of the Common Shares to be awarded shall be greater than $1,028,000, then the number of such Common Shares shall be equal to $1,028,000 divided by the Share Price with fractional Common Shares rounded up to the nearest whole number of Common Shares; and provided further, that if the number of Equity Appreciation Shares shall be determined pursuant to clause (ii) and the value, calculated as of the Valuation Date, of the Common Shares to be awarded shall be greater than $640,000, then the number of such Common Shares shall be equal to $640,000 divided by the Share Price with fractional Common Shares rounded up to the nearest whole number of Common Shares.
          “Equivalent Amount of Cash” shall mean an amount of cash equal to the Award Value.
          “FFO Award Percentage” shall mean (i) if the FFO Metric is achieved by the Company, 100%, and (ii) if the FFO Metric is not achieved by the Company, 0%.
          “FFO Award Value” shall mean the FFO Outperformance Amount multiplied by the FFO Award Percentage.
          “FFO Growth” shall mean the growth in the Company’s funds from operations per Common Share during the Measurement Period. FFO Growth shall be measured by assuming that (a) the Company’s funds from operations per Common Share on the Effective Date equaled the Company’s funds from operations per Share for the fiscal year ended December 31, 2004 and (b) the Company’s funds from operations per Common Share on the Valuation Date equaled the Company’s funds from operations per Common Share for the fiscal year ended December 31, 2009; provided, however, that if the Valuation Date shall be the date on which a Change in Control occurs, then the Company’s funds from operations per Common Share on such Valuation Date shall equal the higher of (i) the Company’s funds from operations for the immediately preceding fiscal year or (ii) the Company’s funds from operations budgeted for the fiscal year in which such Change in Control occurs.

          “FFO Metric” shall mean the performance criteria designated as such set forth on Schedule A attached hereto.
          “FFO Outperformance Amount” shall mean $417,000.
          “Measurement Date” shall mean December 31, 2009.
          “Measurement Period” shall mean the period commencing on the Effective Date and ending on the Valuation Date.
          “Metrics” shall mean the FFO Metric and the Equity Appreciation Metrics.
          “Peer Group” shall mean the companies listed in Schedule B.
          “Share Price” shall mean the greater of (i) the average closing price of a Common Share as reported on the New York Stock Exchange over the 20 trading days ending on the Valuation Date and (ii) the closing price of a Common Share as reported on the New York Stock Exchange on the trading day immediately preceding the Valuation Date.
          “Valuation Date” shall mean, with respect to the Grantee, the earlier of (i) the Measurement Date and (ii) the date on which a Change in Control occurs.
          “Vesting Date” shall mean (i) if the Valuation Date shall be the Measurement Date, March 1, 2010, and (ii) if the Valuation Date shall be the date on which a Change in Control occurs, the Valuation Date.
          4. Award Grant. The Grantee is hereby granted an Award consisting of a number of Common Shares, calculated and valued as of the Valuation Date, equal to the sum of (i) the FFO Award Value divided by the Share Price with fractional Common Shares rounded up to the nearest whole number of Common Shares and (ii) the number of Equity Appreciation Shares; provided, however, that if during the Measurement Period the Grantee shall die or become Disabled, or the employment of the Grantee shall be terminated by the Company without Cause, then the Award shall consist of a number of Common Shares, calculated and valued as of the Valuation Date, equal to the product of (a) the sum of (i) the FFO Award Value divided by the Share Price with fractional Common Shares rounded up to the nearest whole number of Common Shares plus (ii) the number of Equity Appreciation Shares, multiplied by (b) a fraction, the numerator of which shall be the number of days in the Measurement Period occurring before the date of such death, Disability or termination of employment without Cause and the denominator of which shall equal the total number of days in the Measurement Period.
          5. Vesting. The Award shall vest on the Vesting Date, provided that the Grantee remains in continuous employment with the Company through the Vesting Date other than by reason of death, Disability or termination of employment without Cause.
          6. Effect of Certain Events During the Measurement Period. In the event the Grantee’s employment with the Company is terminated for Cause during the Measurement

Period or in the event the Grantee voluntarily terminates his or her employment with the Company for any reason during the Measurement Period, the Grantee will immediately forfeit the Award, and any rights the Grantee had in Award Shares will terminate without further action.
          7. Transferability. This Agreement, the Award and the Award Shares will not be assignable or transferable by the Grantee; provided, however, that no provision in this Agreement will prevent the transfer of the Award or the Award Shares underlying such awards by will or the laws of descent and distribution in the event of the death of the Grantee.
          8. Payment.
          (a) The Company will issue to the Grantee (or to the estate, guardian or beneficiary of the Grantee, as the case may be) the Award Shares underlying the Award or the Equivalent Amount of Cash, at the Company’s option, as soon as reasonably practicable following the Vesting Date.
          (b) Except to the extent provided by Section 409A of the Code and permitted by the Company, no Common Shares may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement.
          (c) The Company’s obligations to the Grantee with respect to the Award will be satisfied in full upon the issuance of the Award Shares or the Equivalent Amount of Cash corresponding to the Award.
          9. Shareholder Rights and Restrictions.
          (a) The Grantee shall have no rights as a shareholder of the Company (including, without limitation, the right to receive dividends or voting rights) with respect to the Award or the Award Shares until the date on which a stock certificate (or certificates) representing Award Shares shall be issued.
          (b) The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Award Shares (or cash) in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
          10. American Jobs Creation Act. It is intended that this Agreement comply with the provisions of Section 409A of the Code. The Agreement will be administered in a manner that is intended to comply with Section 409A of the Code. Any provisions in this Agreement or in the Plan that would cause the Agreement to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements thereof.

          11. Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of Treasury or the Internal Revenue Service.
          12. No Employment Rights. This award will not confer upon the Grantee any right with respect to continuance of employment by the Company.
          13. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
          14. Subject to Plan. This award is subject to the terms of the Plan, and the Grantee is being delivered a copy of the Plan with this Agreement. To the extent any provision of this Agreement violates or is inconsistent with an express provisions of the Plan, the Plan provision will govern and any inconsistent provision in this Agreement will have no force or effect.
          15. Taxes. No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to the Award or the issuance of Award Shares pursuant to the Award, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Award Shares. Notwithstanding the foregoing, any election by a Grantee subject to Section 16 of the Securities Act of 1934, as amended, to settle any tax withholding obligation with Award Shares shall be subject to approval by the Committee in its sole discretion. The obligations of the Company with respect to the Award shall be conditional on those payments or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the Grantee.
          16. Governing Law. The laws of the State of Ohio will govern this award and all matters related hereto. If either party institutes a suit or other legal proceedings, whether in law or equity, the Company and the Grantee hereby irrevocably consent to the jurisdiction of the Common Pleas Court of the State of Ohio (Cuyahoga County) or the United States District Court for the Northern District of Ohio.
          17. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be an original but all of which together will represent one and the same agreement.
          18. Amendments/Entire Agreement. Any amendment to the Plan will be deemed to be an amendment to this Agreement. Except as provided in this Agreement, no amendment will reduce the FFO Outperformance Amount or adversely affect the number or value of the Grantee’s Award Shares or the Grantee’s rights with respect to vesting without the Grantee’s written consent. This Agreement cannot be changed or terminated orally. The Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof.
          19. Notices. Notices, required or permitted to be made under this Agreement shall be sufficiently made if (a) sent by (i) registered or certified mail, (ii) a nationally recognized courier service or (iii) facsimile, and (b) addressed (x) to the Grantee at his or her address as set forth in the books and records of the Company or (y) to the Company or the Committee at the principal office of the Company. The Grantee is required to notify the Company promptly of any change of address.
          20. Binding on Successors. The terms and provisions of the Plan and this Agreement will be binding on any successor in interest to the Grantee, whether such successor attains such status through inheritance, the laws of descent or otherwise.

DEVELOPERS DIVERSIFIED REALTY
CORPORATION

DATE OF AWARD: February 23, 2006
	By:	/s/ Nan R. Zieleniec Senior Vice President

ACCEPTANCE OF AGREEMENT
          The Grantee hereby: (a) acknowledges that he or she has received a copy of the Plan and a copy of the Company’s most recent Annual Report and other communications routinely distributed to the Company’s shareholders; (b) accepts this Agreement and the Award granted under this Agreement, subject to all provisions of the Plan and this Agreement; (c) represents and warrants to the Company that he or she is accruing the Award and the underlying Award Shares for his or her own account, for investment, and not with a view to or any present intention of selling or distributing the Award or the Award Shares either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and (d) agrees that no transfer of the Award or Common Shares acquired upon vesting of the Award will be made unless the Award Shares have been duly registered under all applicable Federal and State securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received a written opinion or other evidence satisfactory to its legal counsel that the proposed transfer is exempt form such registration.

Date: February 23, 2006

/s/ William H. Schafer Name of Grantee: William H. Schafer

SCHEDULE A
          “Equity Appreciation Metrics” shall mean (a) Equity Appreciation during the Measurement Period equal to or exceeding 8% per annum, calculated on a cumulative, compounded basis, and (b) Equity Appreciation during the Measurement Period equal to or exceeding the appreciation during the Measurement Period (calculated in the same manner as the Company’s Equity Appreciation) of the common stock of not less than 75% of the companies in the Peer Group.
          “FFO Metric” shall mean FFO Growth during the Measurement Period equal to or exceeding 8% per annum, calculated on a cumulative, compounded basis.

SCHEDULE B
Peer Group
Federal Realty Investment Trust
Heritage Property Investment Trust, Inc.
Kimco Realty Corporation
New Plan Excel Realty Trust
Regency Centers Corporation
Weingarten Realty Investors
Pan Pacific Retail Properties
Macerich
Taubman Centers, Inc.
PREIT
Mills
Simon Properties Group
CBL & Associates Properties, Inc.
General Growth Properties, Inc.
Glimcher Realty Trust